Exhibit 4.4

Execution Version

R.R. DONNELLEY & SONS COMPANY

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

ELEVENTH SUPPLEMENTAL INDENTURE

Dated as of June 18, 2020

to

Indenture dated as of January 3, 2007

6 1⁄2% Notes due 2023

TABLE OF CONTENTS

	Article I

	DEFINITIONS

Section 1.1	Generally	4

	Article II

	AMENDMENTS
Section 2.1	Certain Amendments to the Indenture	4

	Article III

	MISCELLANEOUS PROVISIONS
Section 3.1	Ratification of Indenture	5
Section 3.2	Trustee Not Responsible for Recitals	5
Section 3.3	Table of Contents, Headings, etc.	5
Section 3.4	Counterpart Originals	5
Section 3.5	Governing Law; Jury Trial Waiver	6

THIS ELEVENTH SUPPLEMENTAL INDENTURE, dated as of June 18, 2020 (the “Eleventh Supplemental Indenture”), between R.R. Donnelley & Sons Company, a Delaware corporation, as issuer (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of January 3, 2007 (the “Base Indenture” and, together with the Ninth Supplemental Indenture (as defined below), the “Indenture”), providing for the issuance by the Company from time to time of its unsecured senior debentures, notes or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (the “Securities”);

WHEREAS, the Company has executed and delivered to the Trustee a Ninth Supplemental Indenture, dated as of November 12, 2013 (the “Ninth Supplemental Indenture”) to the Base Indenture governing the 6 1⁄2% Notes due 2023 (the “Notes”);

WHEREAS, pursuant to the terms of a registration statement on Form S-4, initially filed by the Company with the Securities and Exchange Commission on May 19, 2020, the Company offered to exchange validly tendered Notes and certain of its other outstanding debt securities for its new 8.250% senior notes due 2027 and solicited consents to certain amendments to the Indenture with respect to the Notes and other Securities as set forth herein;

WHEREAS, Section 8.02 of the Base Indenture provides that the Company and the Trustee may amend certain provisions of the Indenture or the Notes with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (excluding any Notes owned by the Company or any of its Affiliates), and such consent has been received by the Company;

WHEREAS, the Company desires the Trustee to join with it in the execution and delivery of this Eleventh Supplemental Indenture, and in accordance with Sections 8.02, 8.06 and 10.04 of the Base Indenture, the Company has (i) duly adopted and delivered to the Trustee, resolutions of its Board of Directors authorizing the execution and delivery of this Eleventh Supplemental Indenture, (ii) delivered to the Trustee evidence reasonably satisfactory to the Trustee that Holders of a majority in aggregate principal amount of the Notes outstanding have given and, as of the date hereof, have not withdrawn their consents to the amendments set forth in this Eleventh Supplemental Indenture, and (iii) delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that the execution of this Eleventh Supplemental Indenture is permitted by the Indenture and that all conditions precedent to its execution have been complied with, and the Indenture and this Eleventh Supplemental Indenture are valid and binding obligations of the Company and are enforceable in accordance with their terms;

WHEREAS, all things necessary to make this Eleventh Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Generally.

(a)    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.

(b)    The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

ARTICLE II

AMENDMENTS

Section 2.1    Certain Amendments to the Indenture. Solely with respect to the Notes, the Indenture is hereby amended as follows:

(a)    each of Section 4.06 (Restrictions on Secured Debt), Section 4.07 (Restrictions on Sale and Lease-Back Transactions), Section 4.08 (Reports to Holders), Section 4.09 (Statement by Officers as to Default), clause (a) of Section 5.01 (Consolidation, Merger and Sale of Assets), and clauses (d) and (e) of Section 9.02 (Conditions to Defeasance) in the Base Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]”;

(b)    the failure to comply with the terms of any of the provisions set forth in clause (a) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

(c)    each of clauses (3), (4) and (5) of Section 6.01 (Events of Default) in the Base Indenture is hereby deleted in its entirety and replaced with “[Intentionally Omitted]” and the occurrence of the events described in such clauses (3), (4) and (5) shall no longer constitute Events of Default;

(d)    all definitions set forth in Section 1.01 of the Base Indenture that relate to defined terms used solely in sections deleted by this Eleventh Supplemental Indenture are hereby deleted in their entirety;

(e)    all references to Sections of the Indenture amended by this Eleventh Supplemental Indenture shall mean such Section as amended by this Eleventh Supplemental Indenture;

(f)    all references to Sections of the Indenture deleted pursuant to this Eleventh Supplemental Indenture are hereby deleted in their entirety in the Indenture; and

(g)    all references to or descriptions of Sections of the Indenture deleted pursuant to this Eleventh Supplemental Indenture are hereby deleted in their entirety from the Notes.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1    Ratification of Indenture. The Indenture, as supplemented by this Eleventh Supplemental Indenture, is in all respects ratified and confirmed, and this Eleventh Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.2    Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Eleventh Supplemental Indenture or of the Notes. The Trustee makes no representations as to and shall not be responsible for the Company’s 8.250% senior notes due 2027, the Company’s registration statement on Form S-4 and the prospectus, initially filed by the Company with the Securities and Exchange Commission on May 19, 2020 or any amendment or supplement thereto, the solicitation of consents and the consents of the Holders of the Notes. In entering into this Eleventh Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Company hereby confirms to the Trustee that this Eleventh Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act (“FATCA”) purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Company.

Section 3.3    Table of Contents, Headings, etc. The table of contents and headings of the Articles and Sections of this Eleventh Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.4    Counterpart Originals. The parties may sign any number of copies of this Eleventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Eleventh Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Eleventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Eleventh Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.5    Governing Law; Jury Trial Waiver. THIS ELEVENTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ELEVENTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Eleventh Supplemental Indenture to be duly executed all as of the date and year first written above.

R.R. DONNELLEY & SONS COMPANY

By:	/s/ Terry D. Peterson
	Name:	Terry D. Peterson
	Title:	Executive Vice President and Chief Financial Officer

[Eleventh Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

[Eleventh Supplemental Indenture]